UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 7, 2010

Columbia Bancorp

(Exact name of registrant as specified in its charter)

Oregon
(State or other jurisdiction of incorporation)

0-27938	93-1193156
(Commission File Number)	(IRS Employer Identification No.)

401 East Third Street, Suite 200
The Dalles, Oregon 97058
(Address of principal executive offices, including zip Code)

(541) 298-6649
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into Material Agreement.

On December 3, 2010, the registrant was administratively dissolved by the Oregon Secretary of State for failure to maintain its corporate registration.  The Board of Directors determined not to correct the involuntary dissolution, because the registrant does not have sufficient funds to cover the costs of a special meeting of shareholders to approve a voluntary dissolution.  On December 7, 2010, the registrant adopted a Plan of Liquidation and a Liquidating Trust Agreement, effective as of December 7, 2010, copies of which are attached to this report as Exhibits 10.1 and 10.2. Pursuant to the Plan of Liquidation, the Company will complete a full liquidation effective December 28, 2010 (the “Liquidation Date”), at which date all remaining assets of registrant, consisting of approximately $37,500, will be transferred to the Columbia Bancorp Liquidating Trust (the “Trust”).  While the beneficiaries of the Trust will be the shareholders of registrant, with beneficial interests in the Trust being in proportion to their respective ownership interests in registrant as of the Liquidation Date, the Trust will assume the liabilities of the registrant and the Trust assets will first be used to pay all outstanding expenses, obligations and other liabilities of the registrant outstanding on the Liquidation Date whether then known or not.  Only the remaining assets, if any, after payment of such liabilities would be available for distribution.  Such expenses, obligations and liabilities are expected to include, without limitation, expenses of liquidation and any distributions of assets, final tax returns professional fees, claims by known claimants, claims by officers and directors for indemnification under the provisions of the registrant’s articles of incorporation, bylaws, pursuant to contract and Oregon law, and other claims against the registrant not yet known to the Board of Directors,.

The Board of Directors expects that the assets remaining after satisfaction of all such expenses, obligations and liabilities will be insufficient to distribute any funds to shareholders of registrant.  Accordingly, shareholders should not expect to receive any liquidating distributions with respect to their shares under the Plan of Liquidation, nor any distributions from the Trust.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
Exhibit 10.1 Exhibit 10.2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANCORP
Date: December 8, 2010	By:	/s/ Terry L. Cochran
Terry L. Cochran
President and Chief Executive Officer